EXHIBIT B TPA AMENDMENT (DC)
AMENDMENT NO. 2
TO
TRANSITION POWER AGREEMENT (District of Columbia)
DATED OCTOBER 24, 2003,
AND EFFECTIVE AS OF OCTOBER 1, 2003,
BY AND BETWEEN
POTOMAC ELECTRIC POWER COMPANY
AND
MIRANT AMERICAS ENERGY MARKETING, LP

AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (District of Columbia

          THIS AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (District of Columbia ) (this "Amendment") is dated October 24, 2003, and effective as of October 1, 2003, and is by and between POTOMAC ELECTRIC POWER COMPANY, ("Pepco"), and MIRANT AMERICAS ENERGY MARKETING, LP, formerly Southern Company Energy Marketing, L.P. (the "Generator," collectively with Pepco, the "Parties").

          WHEREAS, Generator and Pepco entered into the Transition Power Agreement (District of Columbia) dated December 19, 2000, as amended by Amendment No. 1 To Transition Power Agreement (District of Columbia ) (as amended, the "TPA"); and

WHEREAS, Generator, Mirant Corporation and Pepco have, contemporaneously herewith, entered into that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement"); and

          WHEREAS, this Amendment is being executed and delivered into escrow pursuant to the terms of the Settlement Agreement pending the occurrence of the Effective Date (as defined in the Settlement Agreement); and

WHEREAS, the Parties desire to amend the TPA, effective as of the Effective Date, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. Defined terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the TPA.
2. Amendment to Section 6.1. Effective as of October 1, 2003, Section 6.1(b) is hereby amended by deleting the following:
Energy Price = $35.50/ MWh during a Summer Month and $25.30/MWh during a Winter Month.
And substituting in its place:

                                     For service provided up to and including September 30, 2003:
                                     Energy Price = $35.50/ MWh during a Summer Month and
                                     $25.30/MWh during a Winter Month.
                                     For service provided beginning October 1, 2003:
                                     Energy Price = $41.90/ MWh during a Summer Month and
                                     $31.70/MWh during a Winter Month.

3. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the laws of the District of Columbia without regard to principles of conflicts of law.

          4.   Modifications and Amendments. This Amendment shall not be modified or amended except by a written instrument executed by both of the Parties. Absent the agreement of the Parties to any proposed changes to this Amendment, the standard of review for such changes proposed by a Party, a non-party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp. 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

          5.   Entire Agreement; Severability. This Amendment and the TPA constitute the entire agreement and understanding between the parties hereto with respect to the Energy Price. In the event that any portion of this Amendment or the TPA shall be determined to be invalid or unenforceable, such portion of this Amendment or TPA shall be severable from the other provisions of this Amendment or the TPA which provisions shall be valid, binding upon and enforceable against the Parties.

          6.   Effectiveness; TPA. This Amendment shall become effective on the Effective Date and shall have no force or effect until the occurrence of the Effective Date. Amounts due for the period from October 1, 2003 through the Effective Date due to the increase in the Energy Price provided for herein shall be paid within 5 days of the Effective Date. In the event that the Effective Date does not occur or the Settlement Agreement is terminated as provided therein, this Amendment shall be null and void and have no force or effect. Except as amended by this Amendment, all other terms of the TPA shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Pepco and Generator have signed and delivered this Amendment No. 2 on the day and year set forth above.
POTOMAC ELECTRIC POWER COMPANY By: /s/ A. W. WILLIAMS Name: A. W. Williams Title: Senior Vice President and Chief Financial Officer
MIRANT AMERICAS ENERGY MARKETING LP, by Mirant Americas Development, Inc., its general partner By: /s/ LISA D. JOHNSON Name: Lisa D. Johnson Title: Vice Presiden